UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

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INGLES MARKETS, INCORPORATED
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On April 20, 2026, Ingles Markets, Incorporated, a North Carolina corporation, made available updated investor presentations which were originally made available on April 8, 2026 and April 10, 2026. A copy of the updated presentations immediately follows this page.

Important Additional Information

This communication relates to the solicitation of proxies by Ingles Markets, Incorporated, a North Carolina corporation (the “Company”) in connection with the Company’s 2026 annual meeting of shareholders (the “Annual Meeting”). This is a contested solicitation. On April 1, 2026, the Company filed with the Securities and Exchange Commission (“SEC”) and began mailing to shareholders of record as of March 12, 2026 a definitive proxy statement and WHITE universal proxy card in connection with the Annual Meeting.

BEFORE MAKING ANY VOTING DECISION, SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE COMPANY’S DEFINITIVE PROXY STATEMENT, THE WHITE UNIVERSAL PROXY CARD, AND ANY OTHER PROXY MATERIALS FILED BY THE COMPANY WITH THE SEC, AS THEY CONTAIN IMPORTANT INFORMATION.

Shareholders may obtain the Company’s definitive proxy statement, the WHITE universal proxy card, any amendments or supplements thereto, and other relevant documents filed with the SEC free of charge at the SEC’s website at www.sec.gov. Copies are also available free of charge on the Company’s investor relations website under the “Corporate” tab at www.ingles-markets.com or by contacting Barbara Arnold.

The Company, its directors, and certain of its executive officers and employees may be deemed to be “participants” in the solicitation of proxies from shareholders in connection with the matters to be considered at the Annual Meeting. Information regarding the identity of these participants and their direct or indirect interests in the solicitation is set forth in the Company’s definitive proxy statement filed with the SEC on April 1, 2026, and may be supplemented in other materials filed with the SEC in connection with the Annual Meeting.

 Leading Southeastern Supermarket Chain Well Positioned for Significant,Sustainable Value Creation   April 8, 2026

 This communication includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may address, among other things, the Company’s expected financial and operational results and the related assumptions underlying our expected results. These forward-looking statements are distinguished by use of words such as “anticipate,” “aim,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and the negative of these terms, and similar references to future periods. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to, among other things: business and economic conditions generally in the Company’s operating area, including inflation or deflation; shortages of labor, distribution capacity, and some product shortages; inflation in food, labor and gasoline prices; the Company’s ability to successfully implement its expansion and operating strategies; pricing pressures and other competitive factors, including online-based procurement of products the Company sells; sudden or significant changes in the availability of gasoline and retail gasoline prices; the maturation of new and expanded stores; general concerns about food safety; the Company’s ability to manage technology and data security; the availability and terms of financing; and increases in costs, including food, utilities, labor and other goods and services significant to the Company’s operations. Detailed information about these factors and additional important factors can be found in the documents that the Company files with the SEC, such as Form 10-K, Form 10-Q and Form 8-K. Forward-looking statements speak only as of the date the statements were made. The Company does not undertake an obligation to update forward-looking information, except to the extent required by applicable law.  Additional Information  This communication relates to the solicitation of proxies by Ingles Markets, Incorporated, a North Carolina corporation (the “Company”) in connection with the Company’s 2026 annual meeting of shareholders (the “Annual Meeting”). This is a contested solicitation. On April 1, 2026, the Company filed with the Securities and Exchange Commission (“SEC”) and began mailing to shareholders of record as of March 12, 2026 a definitive proxy statement and WHITE universal proxy card in connection with the Annual Meeting.  BEFORE MAKING ANY VOTING DECISION, SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE COMPANY’S DEFINITIVE PROXY STATEMENT, THE WHITE UNIVERSAL PROXY CARD, AND ANY OTHER PROXY MATERIALS FILED BY THE COMPANY WITH THE SEC, AS THEY CONTAIN IMPORTANT INFORMATION.  Shareholders may obtain the Company’s definitive proxy statement, the WHITE universal proxy card, any amendments or supplements thereto, and other relevant documents filed with the SEC free of charge at the SEC’s website at www.sec.gov. Copies are also available free of charge on the Company’s investor relations website under the “Corporate” tab at www.ingles-markets.com or by contacting Barbara Arnold.   The Company, its directors, and certain of its executive officers and employees may be deemed to be “participants” in the solicitation of proxies from shareholders in connection with the matters to be considered at the Annual Meeting. Information regarding the identity of these participants and their direct or indirect interests in the solicitation is set forth in the Company’s definitive proxy statement filed with the SEC on April 1, 2026, and may be supplemented in other materials filed with the SEC in connection with the Annual Meeting.  Shareholders are urged to vote “FOR” the Company’s director candidates by using ONLY the Company’s WHITE universal proxy card. Using any other proxy card will revoke prior voting instructions.  Forward Looking Statements

 Executive Summary (1)  Ingles is a leading regional grocer with strong community relationships, a record of solid performance and a strategy that is delivering significant, sustainable shareholder returns  Owned real estate is an important component of long-term growth  The grocery industry requires long-term focus and investment, day-to-day operations are just one driver of success   Ingles Markets has 60+ years of market leadership — enabled by an experienced management team, vertically integrated operations, small town values, friendly service, a variety of high-quality products and low prices  The Ingles brand is differentiated by its long history as a trusted employer and community partner  The Company has a record of strong financial performance on all core grocery metrics. Our total shareholder return substantially exceeds relevant index and peer benchmarks  We have been operating amidst unprecedented, unpredictable external challenges over past 5 years... yet Ingles is resilient, and those challenges are now behind us. Fiscal first quarter results are significantly improved and indicate a path to upside ahead  Our “one-stop” store strategy, vertically integrated operations, and investments in stores drive traffic, sales and margins   We are prudently investing to generate continued profitable growth and operating efficiencies   Ingles’ owned real estate provides multiple advantages, including operational control, growth opportunities and long term value creation

 Executive Summary (2)  We tried repeatedly to reach a constructive resolution to avoid this proxy contest  Ingles’ director candidates have the experience and independence to foster accountability, oversee execution to create value  We believe any Sackler-employed representative on the Ingles Board would be bad for Ingles, our communities and our stakeholders  Ingles offered — on multiple occasions — to collaborate with Sacklers’ Summer Road on identifying an independent director unaffiliated with the Sacklers  Summer Road rejected every proposal we made — insisting on only Rory Held personally  Sacklers’ Summer Road’s refusal to work with us to reach a reasonable resolution is one of many reasons why we strongly believe Summer Road and Rory Held are looking out for its interests, not those of all Ingles shareholders  Sacklers’ Summer Road and Rory Held are hiding material information from shareholders  We believe any association with the Sackler family would lead to value destruction for Ingles  The harm that the Sacklers and opioids inflicted on our communities is recognized, remembered and reviled  Ingles’ one-stop shop strategy depends on strong customer loyalty, which will erode if Rory Held gets elected to the Board, likely leading to lost sales   Experience shows that a threat of a boycott is real if Sackler employee, Rory Held, is elected to the Ingles Board  Rory Held’s experience is dominated by his work at investment firms, not at shaping strategy for complex organizations or leading companies  Ingles’ director candidates were selected through a robust process designed to identify highly-qualified, independent candidates with “fit for purpose” experience  Sackler’s Summer Road paints a distorted view of the director selection process and the Board’s decision to nominate Rebekah Lowe and Dwight Jacobs — two outstanding independent director candidates

 Executive Summary (3)  The claims made by Sacklers’ Summer Road are flawed and misleading. Contrary to those claims:  It is apparent that Sacklers’ Summer Road and Rory Held do not understand the grocery industry or Ingles   Ingles’ shareholder returns have consistently and significantly outperformed relevant benchmarks  Ingles’ financial trends are in line with industry trends  Ingles’ ROIC is well within industry average for 2025 and well above on a longer-term horizon  In the grocery industry, a narrow financial playbook is not the best way to deliver significant, enduring value for shareholders — and has caused other grocers to fail   Ingles’ Board includes the Company’s largest, long-term shareholders  History shows that Rory Held is beholden to the Sacklers and not to serving all shareholders’ best interests  Ingles’ governance advances long-term focus and our corporate mission as well as preserving community connections   Ingles’ compensation is market-aligned, recognizes leadership’s contributions and incentivizes continued performance  Assertions made by Sacklers’ Summer Road regarding Ingles’ owned properties show that Summer Road does not understand the long-time horizon involved in property development and real estate’s value appreciation   Sacklers’ Summer Road’s real estate and capital allocation suggestions would be value destructive  Sacklers’ Summer Road and Rory Held do not understand Ingles’ most relevant peer groups

 Ingles is a leading regional grocer with strong community relationships, a record of solid performance and a strategy that is delivering significant, sustainable shareholder returns

 The Grocery Industry Requires Long-Term Focus and Investment  Day-to-Day Operations Are Just One Driver of Success  MERCHANDISE AND PRIVATE LABEL STRATEGY  Developing store brands takes years of planning, sourcing and brand building. Merchandise mix is continuously evolving to meet changing consumer needs and preferences  SUPPLIER RELATIONSHIPS AND CONTRACTS  Successful grocers build multi-year partnerships with distributors, consumer packaged goods brands and private-label manufacturers  REAL ESTATE AND STORE FOOTPRINT  Store locations are selected years in advance for future growth  INFRASTRUCTURE AND LOGISTICSDistribution networks, warehouses and cold transport require long-term capital investment and forecasting  TECHNOLOGY INVESTMENTSE-commerce, buy online / pick up in store, automation and inventory systems are multi-year transformations   MARGIN STRATEGYGrocery runs on thin margins, so pricing architecture and cost control are planned carefully over time   7

Bananas
43¢
Organic
GRAPES

Ingles Markets

60+ Years of Market Leadership

Experienced Management Team. Vertically Integrated. Small Town Values, Friendly Service, High Quality, Variety and Low Prices

3rd generation grocer	experienced and stable leadership team with decades of combined grocery experience
Distribution	owned and integrated distribution center strategically located within 300 miles of all stores
6 states	North Carolina, Georgia, South Carolina, Tennessee, Virginia and Alabama
$5B	sales
3.7M	loyalty members, our highest frequency customer
197	grocery stores
106	fuel centers

25,000+	associates
60%	of supermarket inventory supplied by owned, centrally located distribution center and transport capabilities
65%	of milk sold by Ingles supplied through owned milk processing/packaging facility (Milkco). 81% of Milkco sales to third parties across 18 states
150M	customers served annually
112	retail pharmacies
7M	prescriptions dispensed annually
20M	customers served at fuel stations annually

ingles

Approx figures as of year-end FY2025

8

Ingles' Brand is Differentiated by Long History as Trusted Employer and Community Partner

Our Associates and Customers Are Friends. Our Communities Are Home

ASSOCIATES

One of the largest employers in the communities we serve

Benefit packages that recognize associates' different needs, spanning health, dental, vision, profit-sharing, 401(k), scholarships for high school seniors

Supplementary benefits to support life's challenges, spouses, children

Job training, career advancement. Store managers were previous co-managers. Co-mangers were previous cashiers, baggers, deli clerks, meat clerks, stockers. Ingles' CEO began his tenure as a bagger at 16 years old!

THE Assembly

"based in nearby Black Mountain, the company remains a cornerstone of the community. It's an anchor advertiser for media outlets such as the alt-weekly Mountain Xpress, a sponsor of sporting events including UNC-Asheville baseball games, and a major donor to local nonprofits, among them MANNA FoodBank…Longtime Asheville residents often refer to their favorite locations using portmanteaus, like 'Otingles' for the store in Oteen."[1]

COMMUNITY

$18M+ Tools for Schools since 2000

~4K meals donated each day to MANNA food bank

30-40% locally sourced produce each summer

"Without Ingles, thousands of men, women and children in need would have gone without food. In big and small ways, Ingles has supported MANNA FoodBank, enabling them to fulfill their mission of feeding those in need." — MANNA FOODBANK

1. The Assembly, "A Homegrown Grocery Giant Stumbles After Helene," Oct 8, 2024

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 Quarterly Dividend Paid for 164 Consecutive Quarters Over 41 years  Record of Strong Financial Performance Over the Long-Term…  Sustainable Value Creation for Shareholders  10-Year1  192% TSR2   $291   value per share if $100 invested 10 years ago2  41%   increase in net sales  42%   increase in same store sales  10  38%   expansion of gross profit  54%  net income growth  10%  net income growth as a percent of net sales  4%   EBITDA growth3   All performance metrics other than TSR are as of fiscal year ended September 2016 compared to fiscal year ended September 2025  FactSet as of 3/27/26  For EBITDA here and throughout, see non-GAAP reconciliation

...With Shareholder Returns that Exceed *Relevant* Benchmarks

Sustainable Value Creation for Shareholders

	TOTAL SHAREHOLDER RETURNS[1]				
	YTD	1-Year	3-Year	5-Year	10-Year
Ingles Markets	**28.05%**	**39.20%**	2.91%[2] (Hurricane Helene period– '24, '25)	44.55%	**191.91%**
S&P SmallCap 600	1.42%	16.10%	35.79%	21.02%	159.87%
Grocer Peer Avg[3]	11.59%	5.08%	37.18%	77.38%	144.44%

Weis Markets is one of the few remaining public peers to Ingles

For purposes of calculating TSR and relative performance, peers throughout this presentation include conventional grocers

Summer Road's peer group is not an appropriate comparison because it includes specialty grocers, Natural Grocers and Sprouts Farmers Market, which have dramatically different merchandise mixes

1. FactSet as of 3/27/26
2. Includes impact from Hurricane Helene in FY24 and FY25
3. For peers here and throughout: Albertsons Companies Inc., Koninklijke Ahold Delhaize N.V., Kroger Co., Village Super Market Inc., Weis Markets Inc.

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11

 COVID (2020-2021)  Tight labor market, increased employee attrition, drove wage inflation, increasing operating costs amid heightened competition for talent   Category mix shifted to lower-margin, center-store staples, further pressuring gross margins  Demand normalized as consumers shifted spend to restaurants, travel and experiences, reducing traffic and basket size  Government stimulus temporarily boosted demand, followed by a period that created volatility in sales and spending patterns, especially among low-income consumers  HURRICANE HELENE (FALL 2024-2025)  $60B in damages across NC. Impact lasted well into 2025  Catastrophic flooding and destruction, extended power and communication outages, water outages, major road closures, loss of life  Peak tourism season suffered greatly ($600M loss in fourth quarter alone)  4 Ingles stores closed in immediate aftermath, but broader footprint impacted (payment processing capabilities, supply chain, infrastructure)  Ingles’ warehouse and shipping facility did not have full power for 2 weeks  ~$30M inventory impairment; ~$5M property/equipment impairment  We Have Been Operating Amidst Unprecedented, Unpredictable External Challenges Over Past 5 Years…  Main corridor from Asheville to Knoxville still under heavy construction and repair after being washed out. Full repairs not expected until 2028  Beacon Village near Ingles’ warehouse was completely under water  SUPPLY CHAIN CRISIS (2020-2022)  Surging freight and logistics costs, further pressuring already thin industry margins   Global logistics breakdown (ports, trucking, inputs)  Out-of-stocks and SKU rationalization  Vendor prioritization toward large retailers  LABOR MARKET TIGHTNESS (2021–2023)  Rising wages, operating costs  Worker shortages  FOOD INFLATION SURGE (2021-2024)  Broad-based inflation across food categories  Grocery prices up ~23-27% vs. pre-pandemic levels  Higher input costs (labor, energy, commodities)  Increased price sensitivity and trade-down behavior  12

 …Yet, Ingles is Resilient, and Those Challenges Are Now Behind Us  Fiscal Q1 2026 Year-Over-Year Results Significantly Improved  and Indicate Path to Upside Ahead  ~$55M-$65M revenue lost during the first three-week period of FY2025 due to ongoing Hurricane Helene impact  13  6.6% increase   in net sales to $1.37B1  6.2% increase   in same store sales1  24.4%   expansion of gross profit as % of net sales  Nearly doubled  net income from the prior-year period   25.1% increase   in EBITDA  Strong balance  sheet

 “One-Stop” Store Strategy with Vertically Integrated Operations Drive Traffic, Sales, Margins   As of year-end FY2025. Image is graphically designed; it is not intended to show revenue dollar mix  14  $5.3BNet Sales1  Each Touch Point Drives Sales. Together, They Create Synergies That Drive Repeat Trips and Stronger Relationships  Vertically Integrated Operations — Milk Production (One Of Highest Frequency Purchases), Distribution and Transportation — Contribute To Margins in a Thin Margin Business

 Investments in Stores and Value Drive Traffic, Sales and Margins  15  PRODUCT VARIETY   Ready-to-eat options, home meal replacements (e.g. made to order pizza, sushi) — leaning into fresh, healthy convenience at scale  Fresh deli, bakery, meat departments, staples   High-quality private label lines — Harvest Farms, Ingles Best, Laura Lynn   MODERN, UPDATED STORES  Remodeling store base  Introducing self-service food offerings  New, state-of-the-art lighting fixtures and equipment   ONE-STOP SHOP  Groceries, pharmacies, fuel stations — convenience, loyalty, trip frequency, basket size  LOW-PRICES  Value to Customers Through Low Prices, Product Variety and Friendly Service in Modern, Updated Stores  TECHNOLOGY  Buy Online, Pick Up In-Store  SAP merchandising  / procurement

 $120M to $160M of Capital Investments 2025-2026 to SupportProfitable Growth and Operating Efficiencies  16  Deploying New Technology  Expanding electronic coupons, electronic payment options, e-commerce options  Remodeling Stores  Up to 6 store remodels planned, making them more navigable through improved store design and aisle expansion  Equipment Upgrades  Purchasing rolling stock  Enhancing milk processing plant  Upgrading warehouse and transportation equipment  Store Openings   Re-opening three temporarily closed stores due to Hurricane Helene  Opening a new store anticipated in late spring 2026  …And We Continue to Prudently Invest for the Future

 Owned real estate is an important component of long-term growth   17

 174 of 197 stores on owned property, either in free-standing stores or as anchor tenant in Company-owned shopping center   Warehouse and distribution center   Milk processing and packaging facility  Overview of Ingles’ Real Estate Portfolio  Strategic ownership of quality assets — operational control, growth opportunities, andlong-term value creation  18

 Owned Real Estate Provides Multiple Advantages  19  Strategic Control  Control over shopping center conditions   Control over co-tenants  Growth opportunities  Stronger Balance Sheet  Hard assets = collateral, leading to cheaper debt, better credit ratings, higher enterprise value  Operational Flexibility  Freedom to expand and rearrange store offerings based on constantly evolving customer preferences   Rental Income  Smaller parcels rented to other businesses  Gross rent paid to Ingles tripled to $30.1M over past 10 years  Strategic Control  Control over shopping center conditions   Control over co-tenants  Growth opportunities  Operational Flexibility  Freedom to expand and rearrange store offerings based on constantly evolving customer preferences   Stronger Balance Sheet  Hard assets = collateral, leading to cheaper debt, better credit ratings, higher enterprise value  Rental Income  Smaller parcels rented to other businesses  Gross rent paid to Ingles tripled to $30.1Mover past 10 years

 Like Ingles’ Real Estate Portfolio Overall, Ingles’ 29 Undeveloped Sites Have Multiple Avenues of Potential Value Creation  17 sites  are designated for future development  Sackler’s Summer Road misrepresents how many acres of “excess” land Ingles owns. Summer Road’s claim that Ingles has “1,800 acres that are not used in its grocery or real estate rental business” is based on an unknown and clearly erroneous set of facts  12 sites are available for sale, ground lease or build-to-suit development  Eight of these properties are less than ~5.5 acres, with most being ~2 acres in size. The smallest property is 0.27 acres  These properties are generally classified as outparcels as opposed to “mall sites” as Summer Road contends  20

 Ingles’ two new highly-qualified director candidates have the experience and independence to foster accountability, oversee execution and drive value creation

 Process Designed to Identify Highly-Qualified, Independent Candidates with “Fit for Purpose” Experience  Robust process with numerous director candidates considered  Ingles determined that Ms. Lowe and Mr. Jacobs were the right director candidates for Ingles’ Board  Connection via HomeTrust Bancshares board considered as well as fact that there were no other business, personal or social relationships with management, other directors or each other   REBEKAH LOWE   25+ years experience leading large, customer-focused operations and guiding organizations for growth – experience that is highly applicable to growing grocery company where human capital management and trusted customer relationships matter – and highly relevant public company board and board committee experience  DWIGHT JACOBS  Seasoned public company C-suite and board leader whose blend of operational, supply chain, real estate and financial expertise is highly aligned with needs of grocery retailer navigating complex logistics, real estate portfolio management and margin pressures  Ingles told Sacklers’ Summer Road that the Board was open to appointing a new, independent director  We offered to collaborate with Sacklers’ Summer Road on identifying an independent director candidate – anyone not associated with the Sacklers because of the harm to the business we are convinced the Sacklers pose  We made multiple attempts to work with Summer Road  Sacklers’ Summer Road rejected all of Ingles’ offers, demanding only Rory Held or nothing, saying it would launch a proxy fight if we didn’t appoint him  Sacklers’ Summer Road’s refusal to reach a reasonable resolution is one of many reasons why we strongly believe Summer Road and Rory Held are looking out for their own interests, not those of all Ingles shareholders

 Ingles’ Independent Director Candidates Have Experience Needed to Foster Accountability, Oversee Execution and Drive Value Creation  REBEKAH LOWE   DWIGHT JACOBS  20+ year career at Duke Energy (a Fortune 150 company)  Oversaw a $16B supply chain and procurement function, where he increased profitability and generated $4B in cost savings through vendor optimization, use of data and technology and enterprise-wide efficiency initiatives  Strong track record instilling financial rigor into company performance and building operating resiliency as public company Chief Accounting Officer, Head of FP&A, Chief Risk Officer   As Duke’s Senior Vice President, Supply Chain, Real Estate and Chief Procurement Officer, oversaw company’s real estate portfolio, including strategic planning, acquisitions and leasing, transactions and development, facilities management  Offers meaningful M&A and integration experience, having played a key role in $7B of asset purchases at Duke predecessor    Underscoring respect earned from both public and private companies, chosen as an operating advisor to Kohlberg & Co and elected to both private and public company boards, including currently serving on the HomeTrust Bancshares board, where he serves on Audit and Asset/Liability Committees  Prior to Duke Energy, audit and business advisory partner at Arthur Andersen  Distinguished career at Wachovia Bank  As Regional President for Western North Carolina, led a billion-dollar operation spanning 7 business lines, overseeing 500+ employees  Directed successful regional integration of the First Union/Wachovia merger – managing organizational redesign, leadership selection, board development, customer retention, stakeholder communications   Responsible for all regional lending, customer acquisition, financial performance. Region achieved highest customer service ratings in country for 7 consecutive years. Named Executive Vice President of Wachovia Bank in 2002  Built Wachovia’s leadership presence in Eastern Florida’s highly competitive market, driving growth across retail, commercial, wealth banking businesses  Served as chief executive in a widespread geography that included Brevard, West Palm Beach, Ft. Lauderdale, Miami — region of 6M+ people  Managed integration of largest independent bank in Florida, coordinating cross-state teams, overseeing seamless conversion of systems, operations, customer portfolios  Throughout career, advanced innovation, including launching new branch formats, optimizing network strategy — experience that translates to store format innovation, footprint optimization, enhancing in-store customer engagement   As Founder and Chief Executive Officer of FizzyWork Executive Coaching, advises boards and senior executives, helping elevate performance, strengthen culture, achieve measurable impact   Independent director of the publicly traded HomeTrust Bancshares, where she serves on Governance and Nominating, Compensation and Human Capital, and Mergers and Acquisitions Committees

 We believe that any Sackler employed representative on the Ingles Board would be bad for Ingles, its shareholders, associates, customers and communities that we serve

Sacklers' Summer Road and Rory Held Are Hiding Material Information from Shareholders

- **Summer Road and Rory Held claim they want "transparency." Yet Summer Road is not being transparent with you**
- Summer Road is not an "investment fund"
- It is an investment vehicle for members of the notorious **Sackler family** and **controlled by David Sackler –** the owners of **Purdue Pharma** who contributed **substantially to the opioid epidemic**
- **The Sackler family's wealth was derived primarily from sales of OxyContin**
- There is **not one mention of the Sackler connection** in Summer Road's definitive proxy statement despite this direct connection[1]
- The Summer Road/Sackler connection was disclosed by Ingles because it is a fact that is material to shareholders and their investment decisions – you should know who is claiming to represent you and the risks they create
- History shows that Summer Road and Rory Held are accountable to the Sacklers – not other shareholders. We believe Ingles' shareholders should question why the Sacklers' self-interested behavior would change now


PURDUE: THE AMERICAN CARTEL
SEND THEM TO JAIL!
MURDERERS!
THE SACKLER FAMILY MADE A FORTUNE CREATING AND FUELING THE OPIOID EPIDEMIC
Corey J.


SHAME ON SACKLER

SUMMER ROAD LLC


$ACKLER
CARTEL
DE$TROYED

ingles

1. Summer Road Definitive Proxy Statement, Mar 27, 2026

25

 We Believe Any Association with the Sackler Family Would Lead to Value Destruction for Ingles  THE SACKLER FAMILY:  Made up to $13B by pushing their company’s OxyContin drug with misleading statements about its risk of addiction  Cited by law enforcement in all 50 states for their role in destroying hundreds of thousands of families — including in the South, which had among the highest rates of opioid overdose deaths  More than 16,500 opioid related deaths in North Carolina alone from 2000–2019  Required to pay $7.4B because of their personal culpability in the opioid epidemic, including $150M to the state of North Carolina  David Sackler, a former member of the board of directors of Purdue Pharma who also controls Summer Road, being sworn in to testify during a virtual hearing of the U.S. House oversight committee  ‘An evil family’: Sacklers condemned as they refuse to apologize for role in opioid crisis  It is apparent to us that the Sacklers lack the ethics and moral standards that have guided Ingles since its founding  Source: Axios, The Sackler family withdrew billions from Purdue Pharma, 12/17/19  Source: The Guardian, ‘An evil family’: Sacklers condemned as they refuse to apologize for role in opioid crisis, 12/17/2020  Source: NC Department of Health and Human Services, Opioid-Involved Overdoses, March 2021

The Devastation that the Sacklers and Opioids Inflicted on Our Communities is Recognized, Remembered and Reviled

Attorney General
Jeff Jackson

55 Attorneys General Sign On to $7.4 Billion Purdue Settlement

"Under the Sacklers' ownership, Purdue made and aggressively marketed opioid products for decades, **fueling the largest drug crisis in the nation's history.**" — NC Attorney General Jeff Jackson

SOUTH CAROLINA
Attorney General
ALAN WILSON

Attorney General Alan Wilson announces $7.4 Billion settlement against Purdue Pharma, Sackler Family for fueling Opioid Crisis

"The Sackler family **knowingly drove an epidemic that shattered families** and took thousands of lives." — SC Attorney General Alan Wilson knox news.

"Purdue is owned by the Sackler family, whose Forbes-rating **fortune came almost entirely from the firm's pushing of Oxycontin**, an opiate, as a miracle painkiller safe for patients." — Knoxville News Sentinel

BLUE RIDGE PUBLIC RADIO
FOR WESTERN NORTH CAROLINA

"On average, **nine North Carolinians die every day from opioid overdose**. It's a sobering figure, and courts found it is directly related to drug companies pushing doctors to prescribe more pain medication." — Blue Ridge Public Radio

WUNC NEWS

NC to receive millions from national settlement with Purdue Pharma, Sackler family


OXYCONTIN
OXYCONTIN

OFFICE of the ATTORNEY GENERAL

"For years, the Sackler family **profited off other people's pain** – destroying lives and families in Georgia and throughout the country" — GA Attorney General Chris Carr

Asheville
Citizen Times

"Of course, the Sackler family, which owns Purdue, has largely avoided any real pain from **their role in addicting America**, and that's a national disgrace." — Asheville Citizen Times

THE Assembly

"Rural North Carolina has been **devastated by opioid addiction** since the rise of prescription painkillers in the 1990s." — The Assembly

We fear that electing the Sacklers' Representative, Rory Held, to Ingles' Board would compromise the trust that our customers and communities place in Ingles ingles
27

 As a Community-based Grocery Store, Ingles Depends on the Loyalty of Our Customers    As of year-end FY2025. Image is graphically designed; it is not intended to show revenue dollar mix  INGLES TODAY  $5.3BNet Sales1  LOST GROCERY SALES…  $XX?...Net Sales  …LOST PHARMACY SALES…  …$X?…Net Sales  …LOST FUEL SALES  …$0?Net Sales  Risk to Ingles After Being Compromised by the Sacklers, Summer Road and Sackler Representative, Rory Held  We believe customers may choose to shop anywhere else but at a store whose Board includes a Sackler Representative — particularly if they have experienced the loss of a family member or friend due to the addiction caused by the Sacklers’ OxyContin

 Experience Shows — the Threat of a Boycott is Real if Sackler Employee Rory Held is Elected   Source: U.S. Bankruptcy Court, Southern District of New York, Memorandum of Decision, Aug 9, 2021  Source: Teton Gravity Research, Boycott any of the Peak “resorts,” Apr 2019  EVEN SUMMER ROAD’S GENERAL COUNSEL HAS TESTIFIED UNDER OATH ABOUT THE KIND OF HARM WE BELIEVE THE SACKLERS POSE FOR INGLES’ BUSINESS  FRANK S. VELLUCCI  Summer Road’s General Counsel and Participant in Solicitation Against Ingles  “Mr. Vellucci further testified that after publication of a Richard Sackler family investment in a ski resort in Spring 2019, there were calls for boycotts of the resort.”  “Mr. Vellucci similarly testified that he was informed that seven financial institutions terminated their banking or broker-dealer relationships with the Richard Sackler family and associated business entities… these actions were motivated by concerns over the risk that such relationships would become public to the detriment of their business”  Benny Profane  Banned  old goat  Registered User  Whiteroom_Guardian  DolphinSkiRegistered User

 Rory Held’s Experience is Dominated by His Work at Investment Firms — There is Little Evidence of His Claimed Experience and He Does Not Have Experience Shaping Strategy for Complex Organizations or Leading Companies  Capital Allocation  M&A  Capital Markets   Commercial Real Estate  Finance / Accounting  Human Capital  Knowledge of Region / Customer Base  Public Company C-Suite / Board  Enterprise Risk Management / Supply Chain  Rory Held     ?      ?  ?        Rebekah Lowe                       Dwight Jacobs                          Rory Held lacks expertise in areas highly relevant to Ingles’ business and/or where Ingles’ director candidates have much deeper, proven experience  Any experience that he may provide does not compensate shareholders for the Sackler-causing value destruction were he to serve on the Ingles Board

 Sacklers’ Summer Road’s claims are flawed and misleading

 32  Fact: Ingles Shareholder Returns Have Consistently and Significantly Outperformed RELEVANT Benchmarks  SUMMER ROAD CLAIM:  “Lagging shareholder returns”   FACT:  Summer Road’s benchmarks are not relevant comparison   Ingles is a small cap company; not in S&P 500  Weis Markets is one of the few regional remaining public peers to Ingles  For purposes of calculating TSR and relative performance, peers include conventional grocers  Summer Road also cherry picks 2025 end date, misleading shareholders as it ignores business normalizing in 1Q2026 following Hurricane Helene  TOTAL SHAREHOLDER RETURNS1  3  FactSet as of 3/27/26  Includes impact from Hurricane Helene in FY24 and FY25  For peers here and throughout: Albertsons Companies Inc., Koninklijke Ahold Delhaize N.V., Kroger Co., Village Super Market Inc., Weis Markets Inc.

 Fact: Ingles’ Financial Performance Trends Are In Line With Industry Trends. Sacklers’ Summer Road Ignores COVID Impact for the Entire Grocery Sector…   SUMMER ROAD CLAIM:  “Business fundamentals have materially declined over the past five years”   FACT:  Sacklers’ Summer Road conveniently ignores COVID impact on grocery industry  In 2024, grocery industry’s same-store sales growth and profit margins fell back to pre-pandemic levels overall. Ingles is no different  Source: Grocery Dive, Grocery industry profit margins fall to pre-pandemic levels: FMI, Jul 3, 2024  GROCERY INDUSTRY’S SAME STORE SALES AND PROFIT MARGINS PEAKED DURING COVID-19 PANDEMIC  33  (Ex. Fuel)

Fact: ...Ingles Has Outperformed Peers on Substantially All Core Grocer Metrics

SUMMER ROAD CLAIM:
"Business fundamentals have materially declined over the past five years"

FACT:
Sacklers' Summer Road is misleading shareholders. Ingles' performance is better than peers on core grocer metrics

RELATIVE 5-YEAR PERFORMANCE[1]		
	Ingles	Peers
Net Sales Growth[(2)]	2.8%	3.4%
Same Store Sales Increase	4.8%	4.6%
Gross profit as % of Sales	3.3%	2.3%
Operating Margin average	4.8%	3.4%
Net Income as % of sales average	3.5%	2.1%

1. FactSet as of 12/31/25
2. Two years impacted by Hurricane Helene

ingles

34

Fact: Ingles' 2025 ROIC Is Well Within Industry Average – and Well Above on a Longer-Term Horizon. Sacklers' Summer Road's Calculation of ROIC is Wrong

SUMMER ROAD CLAIM:
"deployed $1.5 billion in capital expenditures... ROIC of approximately 0.2% on ten years of reinvestment"

FACT:
CAPEX is not an accurate base for calculating ROIC

CAPEX includes items that are not intended to generate a return, such purchases of HVAC, technology, freezers, display cases, tractors, trailers, other equipment

ROIC = (Operating Income *(1-tax rate)/(Average of Net Debt + Total Book Value Equity)

Ingles' **ROIC** was

~6% in **2025** and **~13%** **over 10-year average**

Grocery ROIC is **generally ~6–9%,** with **best-in-class formats approaching low teens** and weaker operators below ~5%[2]

1. Company ROIC data as of year-end FY2025 over relevant period
2. Sources: NYU Stern Damodaran datasets (2026); ReadyRatios (Grocery Stores industry financial ratios); company filings and aggregated data (e.g., FinanceCharts)

ingles

35

 Winn-Dixie parent Southeastern Grocers is filing for bankruptcy  “The question is, will Lone Star invest enough money to make Southeastern competitive?”  SUMMER ROAD CLAIM:  “aggressive return of capital to shareholders likely represents the highest-return opportunity”  Referring to Ingles’ real estate, “Mr. Held intends to propose a formal study to evaluate the separation of the Company”  FACT:  Summer Road’s claim isn’t a strategy — it’s a road to ruin — because starving a business of reinvestment erodes the very engine that creates value.  We agree capital returns are important, and we have paid a dividend for 41 consecutive years. But capital returns are just one value-creating lever  In the grocery industry, sustainable value is created operationally, not financially. Constant reinvestment, and the financial strength to support it, are essential      36  Grocers who have prioritized capital returns over long-term investment — like Summer Road and Rory Held are recommending — have often gone out of business.   A&P Files for Bankruptcy and Aims to Sell 120 Stores.   “…A&P struggled to invest in a new strategy at a time when its competitors were redesigning stores, opening new locations and experimenting with technology.”  A&P made one mistake that undermined its business  “A&P not only failed in connecting and appealing to customers but also in modernizing its dated look.”   Southeastern Files Chapter 11  “In this challenging environment, food retailers must invest in operations to stay up to speed with the latest industry developments to survive”   Source: Ingles Markets, Incorporated Declares Quarterly Cash Dividend, 03/30/26  Source: Business Insider, A&P made one mistake that undermined its business, 7/22/15  Source: Supermarket News, Southeastern Files Chapter 11, 12/31/17  Source: The New York Times, A&P Files for Bankruptcy and Aims to Sell 120 Stores. 7/20/15  Source: Retail Dive: Winn-Dixie parent Southeastern Grocers is filing for bankruptcy, 3/16/18  Fact: In the Grocery Industry, a Narrow Financial Playbook is Not the Best Way to Deliver Significant, Enduring Value for Shareholders

Fact: Ingles' Board Includes Representatives of the Company's Largest, Long-Term Shareholders

SUMMER ROAD CLAIM:

Sacklers' Summer Road is a "long-term, significant shareholder"

FACT:

The Ingle family has been the Company's largest shareholder for 60 years

The Ingle family is the Company's largest shareholder owning 23% of Ingles' outstanding shares



Rory Held, an employee of **Summer Road,** who has been nominated to the Ingles Board as the Sackler Representative



David Sackler, a former **member of the board** of directors of **Purdue Pharma** who also controls **Summer Road**

A LONG-TERM SHAREHOLDER?

Sacklers' Summer Road first invested in Ingles 3 years ago

Summer Road says its avg holding period is ***just* 5.5** years

So according to Summer Road's record, it is on the cusp of selling its Ingles shares

Sacklers' Summer Road claims to own ~3% of the Company's outstanding shares

BUT, HOW MUCH DO THE SACKLERS REALLY OWN?

- Summer Road's latest SEC 13F share ownership filing indicates 2,500 shares owned — dramatically less than its claimed ownership in its nominating and proxy materials.
- Is this an error, misapplication of SEC rules or deliberate misrepresentation to the SEC, Ingles and its shareholders?
- Despite their call for transparency, it appears the Sackler's Summer Road SEC filings exclude information about their Ingles holdings based on a claim of "confidentiality"

ingles

Source: Summer Road Definitive Proxy Statement, 03/27/26

37

 RORY HELD’S SERVICE ON PEAK RESORTS BOARD MARKED BY CONTROVERSY AND CLAIMS OF SACKLER SELF-INTEREST  Following agreement to sell Peak Resorts to Vail Resorts, a lawsuit was filed to stop the acquisition. Among other claims: Peak’s board of directors will be “the primary beneficiaries of the proposed transaction, not the company’s public stockholders” — the same Board that included the Sackler Representative, Rory Held, as a Director.3,4  SUMMER ROAD CLAIM:  Rory Held is “an experienced Board member”  FACT:  Rory Held has served on one public company board — and he was a Sackler Representative  Fact: Rory Held’s Only Public Company Board Experience Was as a Sackler Representative  Rory Held has served on one public Board of Directors – Peak Resorts  At Peak Resorts, Rory Held was a Sackler representative   Rory Held’s appointment to Peak Resorts Board was made in conjunction with Sackler’s Summer Road investment, not as an independent nomination process and shareholder election2  Rory Held’s board compensation was transferred to Summer Road: “any compensation that would otherwise be payable to Mr. Held for his services as a director of the Company will be paid directly to Summer Road LLC as his employer” 2  38  1 Summer Road Definitive Proxy Statement, 03/27/26  2 Peak Resorts Definitive Proxy Statement, 08/28/18  3 U.S. District Court for the Eastern District of Missouri, Field v. Peak Resorts, 08/29/29  4  SAM Magazine, Investor Sues to Stop Vail Acquisition of Peak Resorts, Sep 2019

 SUMMER ROAD CLAIM:  Rory Held “is truly independent and aligned with all Class A shareholders”   He is “an experienced Board member”  FACT:  Rory Held is a Sackler employee and history shows he looks out for the Sacklers’ interests  We believe Ingles’ shareholders should question why the Sacklers’ self-interested behavior would change now  Fact: History Shows — Rory Held is Beholden to the Sacklers — Not to Serving All Shareholders’ Best Interests  1 Peak Resorts Definitive Proxy Statement, 08/28/18  RORY HELD IS INEXTRICABLY LINKED TO AND INTERTWINED WITH THE SACKLER FAMILY. The attempt to distance Rory Held from the Sacklers in the latest proxy materials filed by Sackler’s Summer Road underscores the risks the Sacklers pose   Summer Road is a single-family office — controlled by David Sackler   Summer Road exists to manage the wealth of Sackler family members — wealth undoubtedly gained by sale of Purdue Pharma’s OxyContin  Rory Held is one of just several employees of Summer Road — and he is paid by the Sacklers through Summer Road   The only time Rory Held has ever served on a public company board — was as a Sackler representative   Rory Held’s appointment to his only public company Board — Peak Resorts — was made in conjunction with Sacklers’ Summer Road investment, not as an independent nomination process and shareholder election1  When serving as a director, all compensation he was paid by Peak Resorts was transferred to Summer Road. As Peak Resorts disclosed — “any compensation that would otherwise be payable to Mr. Held for his services as a director of the Company will be paid directly to Summer Road LLC as his employer” 1  39  David Sackler, former member of the board of directors of Purdue Pharma who also controls Summer Road  Rory Held is an employee of Summer Road — which is controlled by David Sackler.  He is nominated to the Ingles Board as the Sackler Representative

 Fact: Ingles’ Governance Advances Long-Term Focus and Our Corporate Mission, Preserves Community Connections  Nasdaq qualified ‘controlled company’ provides exemption from certain governance provisions, allows for Board and leadership team to focus on long-term strategic growth initiatives  Dual-class ownership structure reinforces the Ingles family’s enduring commitment to its customers and operating regions, highlighting the Company’s pivotal role as a community anchor  Governance structure enables long-term value creation while protecting Ingles shareholders from activist focus on short-term returns  Board with extensive company knowledge allows for nimble and effective oversight  Third generation family company, founded in 1963  Significant economic stake with Board Chair Robert Ingle as largest shareholder, 23%, and member of founding family, closely aligning interests with that of long-term shareholders   Highly-experienced Board and management with decades of grocery experience  Directors are deeply involved in Ingles communities – live, work, have daily interactions with customers and associates, providing unmatchable understanding of business dynamics  Board members have provided consistent leadership through many disruptive economic cycles and significant community hardship events  Customer and community trust and relationships are drivers of success  2 new independent directors will be elected only by Class A shareholders with Class B having no voting rights   A new standalone Nominating and Governance Committee will be established following the Annual Meeting  ENHANCING BOARD AND GOVERNANCE  BOARD HAS DEEP COMMUNITY ROOTS AND INSTITUTIONAL KNOWLEDGE OF INGLES OPERATIONS  CONTROLLED COMPANY STRUCTURE SUPPORTS BOARD FOCUS ON LONG-TERM STEWARDSHIP

 Fact: Ingles’ Compensation is Market Aligned, Recognizes Contributions and Incentivizes Continued Performance   Chairman Ingles’ compensation was designed to align pay with market benchmarks  Pay levels recognize Chairman’s active engagement and significant day-to-day contributions in overseeing the business and retain his critical institutional expertise  Chairman compensation design accounts for significant existing equity holding, recognizing his leadership contributions without diluting shareholder ownership  Say-on-Pay received broad support among Ingles’ top 25 Class A shareholders in each of the last five years  2024 and 2025 total reported compensation for the Chairman and CEO has remained flat, with no increases from 2023 pay levels  Over 80% of reported Chairman pay is delivered in a variable bonus based on profitability and Company performance, at the discretion of the Audit/Compensation Committee  Chairman, CEO and other NEOs’ compensation levels are reasonable and reflect prevailing pay opportunities for comparable peer companies   41  SUMMER ROAD CLAIM:  “increase in Chairman Ingle’s compensation is akin to added distribution to the Class B shareholders”  FACT:  Chairman Ingles’ compensation is market-aligned and reflects his active oversight and management in driving strategic and operational execution     SUMMER ROAD CLAIM:  “performance metrics have been declining…while total executive compensation increasing”  FACT:  Chairman and CEO compensation has not increased over the last two years

Fact: The Sackler Reputation Has Caused Harm to the Public Companies at Which Summer Road Has a Board Representative

SUMMER ROAD CLAIM:

"none of our portfolio companies have ever experienced reputational harm"

FACT:

Sacklers' Summer Road's claim is simply not true

Summer Road's own General Counsel has testified — under oath — to the harm caused to a company as result of the Sackler association

AND this harmed company — Peak Resorts — had Rory Held on the Board!



FRANK S. VELLUCCI

Summer Road's General Counsel

SUMMER ROAD'S GENERAL COUNSEL HAS TESTIFIED UNDER OATH ABOUT THE HARM CAUSED BY THE SACKLERS TO OTHER CONSUMER FACING COMPANIES IN WHICH IT HAS INVESTED

"Mr. Vellucci similarly testified that he was informed that **seven financial institutions terminated their banking or broker-dealer relationships** with the Richard Sackler family and associated business entities… these actions were motivated by concerns **over the risk that such relationships would become public to the detriment of their business**"

"Mr. Vellucci further testified that after publication of a **Richard Sackler family investment** in a ski resort in Spring 2019, there were **calls for boycotts** of the resort."

Boycott any of the Peak "resorts"
04-21-2019, 08:23 AM

Benny Profane #1
Banned

Not that many here aspire to ski at most of them. Although I enjoy a day at Hunter every few years, when it actually snows in the Catskills.



Sackler family has largest stake in Mount Sn...
https://vtdigger.org/2019/04/18/family-tie...

The Sackler family, which has been sued for fueling the nation's opioid epidemic, now holds about 13% of the common stock in Pea...

04-21-2019, 08:28 AM — Whiteroom_Guardian

Will customers now get a free crippling heroin addiction with each season pass? A nice 10 pack of Oxy to get the zombie ball rolling?

04-21-2019, 12:07 PM — old goat, Registered User

I'm up for the boycott. Where's Mt Snow?

04-21-2019, 12:41 PM — DolphinSki, Registered User

While I usually try to make a ski trip out to Ohio at least twice a year, I'm in on the boycott.
It sucks to suck.

Source: U.S. Bankruptcy Court, Southern District of New York, Memorandum of Decision, Aug 9, 2021
Source: Teton Gravity Research, Boycott any of the Peak "resorts," Apr 2019 ingles

42

 It is apparent that Sacklers’ Summer Road and Rory Held do not understand the grocery industry or Ingles

 The Assertions Made by Sacklers’ Summer Road Regarding Ingles’ Owned Properties Show that Summer Road Does Not Understand the Long-Time Horizon Involved in Property Development and Real Estate’s Value Appreciation   44  SUMMER ROAD CLAIM:  Ingles “Owns 84% of its store locations – highest ownership rate”   FACT:  Ingles’ strategic ownership of assets provides significant competitive, value creation advantages — operational control and growth opportunities (see slide 19)  Ingles has been in the real estate development business since its founding in 1963  The Company has long-standing expertise in real estate development  Through this knowledge, Ingles has been able to build projects efficiently and specifically to their detailed design  Sacklers’ Summer Road invested in Ingles in large part because of the Company’s real estate

 Sacklers’ Summer Road’s Real Estate Suggestions Would Be Value Destructive for Ingles  45  The grocery industry has primarily two real estate models:   Mostly lease   Mostly own  The grocers adopting each model have very different characteristics  Sacklers’ Summer Road/Rory Held are applying the wrong model to Ingles   For grocers like Ingles, owning real estate is essential — providing future operating decisions (including investments in equipment and upgrades)  SUMMER ROAD CLAIM:  There is little to no value in owning real estate. It should be separated  FACT:

 Sacklers’ Summer Road’s Capital Allocation Suggestions Would Be Value Destructive for Ingles  Investments in stores and operations must be made on an ongoing basis to stay competitive  Strong balance sheets lower interest costs and provide foundation to realize benefits from owned real estate (see slide 19)  In the grocery industry, capital returns are one value lever, but not necessarily the “greatest”   46  SUMMER ROAD CLAIM:  The greatest value creation opportunity is an “aggressive” capital return  FACT:

 SUMMER ROAD CLAIM:  Sacklers’ Summer Road and Rory Held Do Not Understand Ingles’ Most Relevant Peer Groups  47  When compared to actual peers, Ingles’ TSR outperforms peers (see slide 11)  Index  Ingles is a small cap company. It is not part of the S&P 500 and does not have those companies’ characteristics  The relevant index comparison is S&P SmallCap 600  Grocery Peers  Not all grocers are the same. For example, Ingles does not compete against natural grocers; those customer demographics are different  Ingles peers include Albertsons Companies Inc., Koninklijke Ahold Delhaize N.V., Kroger Co., Village Super Market Inc., Weis Markets Inc.  47  SUMMER ROAD CLAIM:  Ingles TSR is lagging  FACT:

 Ingles’ Nominees Will Ensure That Ingles Is Able to Continue Creating Enduring Shareholder Value  Ingles is a leading regional grocer with strong community relationships, a record of solid performance and a strategy that is delivering significant, sustainable shareholder returns  Owned real estate is an important component of long-term growth   We tried repeatedly to reach a constructive resolution to avoid this proxy contest. We are open to change and new independent directors. We are not open to a Sackler representative   Ingles’ director candidates have the experience and independence to foster accountability, oversee execution to create value  We believe any Sackler-employed representative on the Ingles Board would be bad for Ingles, our communities and our stakeholders  The claims made by Sacklers’ Summer Road are flawed and misleading  It is apparent that Sacklers’ Summer Road and Rory Held do not understand the grocery industry or Ingles   48

 Protect Your Investment   49  The Ingles Board unanimously recommends that shareholders vote “FOR” only the Company’s director candidates — Rebekah Lowe and Dwight Jacobs — on the WHITE proxy card TODAY

 Appendix

 Non-GAAP Measures Reconciliation to GAAP (unaudited)  As used in this presentation, we believe that EBITDA, a non-GAAP financial measure, is useful in evaluating our performance because it eliminates interest, taxes, depreciation and amortization expense, which are not necessarily indicators of our operating performance. EBITDA is also used by many of our investors, securities analysts, and other interested parties in evaluating our operational and financial performance across reporting periods.   As used in this presentation, we believe that Return on Invested Capital (“ROIC”) is useful to investors because it is a profitability metric that measures how effectively we deploy our capital.   Additionally, we have presented ROIC as a direct rebuttal to certain arguments advanced by Summer Road using their own version of this non-GAAP financial measure, which may not be calculated in the same manner as presented by us.

 The Sacklers’ Summer Road and Rory Held Are Not Telling Ingles Shareholders the Truth About Their Involvement with Peak Resorts and the Damage They Caused   Material Information Is Being Hidden from Ingles Shareholders

What Sacklers' Summer Road Fails to Disclose to Ingles Shareholders

Summer Road Works Very Hard to Hide that it is Controlled by Sacklers

Through hundreds of entities and opaque SEC disclosures, members of the Sackler family hid their association with Summer Road when they invested in Peak Resorts — just as they have done at Ingles

Recall, Summer Road and Rory Held never acknowledged they were associated with the Sacklers until Ingles publicly stated it

If the Sacklers are truly looking to serve the interests of all shareholders, why are they hiding their identity?

Why are their investments cloaked under obscurely named entities? What is behind the web they are weaving?

Why aren't the Sacklers transparent with Ingles, its shareholders and communities?

- In Aug 2015, "Cap 1," an Oklahoma entity managed by Sacklers' Summer Road, disclosed a 6.1% investment in Peak Resorts
  - There was no disclosure of the Sackler connection in any related disclosures or SEC filings
  - Cap 1 is controlled by a family trust whose beneficiaries were all named as defendants in the Purdue Pharma lawsuits relating to OxyContin[1]
- In Aug 2016, Peak Resorts announced an agreement for a preferred equity investment by Cap 1
  - Even one year later and after a follow-on investment, there was still **no disclosure** of Cap 1's true identity as a Sackler controlled entity
  - Instead, Cap 1 was obliquely described as a "family client of Summer Road." Recall — members of the Sackler family *control* Cap 1 **and** Summer Road. Summer Road's **sole existence** is due to the **Sacklers** and the wealth the family has obtained through Purdue Pharma
- In 2018 — three years after the Sacklers' Summer Road's initial investment – a reporter for the St. Louis Business Journal unveiled that Summer Road was really "the family office of the Richard Sackler family that developed oxycontin and owns Purdue Pharma"[2]
- The bright light provided by the St. Louis Business Journal was the start of public scrutiny and criticism of the Sacklers' involvement with Peak Resorts — ultimately culminating in boycotts of Peak Resorts vtdigger

Sackler family has largest stake in Mount Snow's parent company

By Katy Savage
April 18, 2019, 3:02 pm

"The Sackler family wasn't mentioned at the shareholder meeting or in press releases from Peak Resort last fall."[3]

ingles

1. The Washington Post, Purdue Pharma family profits from sale of ski resorts in regions plagued by opioid addiction, 9/29/2019
2. St. Louis Business Journal, How Tim Boyd conceived of Hidden Valley, the endangered ski resort in Wildwood, 1/5/2018
3. VTDigger, Sackler family has largest stake in Mount Snow's parent company, 4/18/19

2

What Sacklers' Summer Road Fails to Disclose to Ingles Shareholders

Reputational, Governance, Financial Risks Are Created By Associating with the Sacklers...

Sacklers' Summer Road claims that "none of our portfolio companies have ever experienced reputational harm to their business due to our involvement"[5]

However, public reporting, elected official commentary, community pushback, and consumer boycotts at Peak Resorts tell a different story

The Sacklers' efforts to obscure their true identity suggests to us that even they recognize the toxicity associated with their record and the destruction caused by their Purdue Pharma's OxyContin

Deerfield Valley News

Peak Resorts' largest investor has ties to opioid manufacturer

"the company's connection to the Sackler family and their fortune built on the opiates that have devastated the community is a concern. 'It is disturbing… "[1]

vtdigger

Sackler family has largest stake in Mount Snow's parent company

"CAP 1's ties with Mount Snow are concerning to some locals"

"Dover Selectboard member Sarah Shippee said some may boycott Mount Snow in the future. 'I'm horrified by what the Sackler family and Purdue Pharma have been accused of,' Shippee said. 'We've certainly seen a tremendous amount of damage done by that just in our own community.'"[3]

The Boston Globe

The Sackler family's involvement in Mt. Snow stirs Controversy

"one notable — some would say notorious — investor's major stake in the resort has some people in Dover and the nearby Deerfield Valley town of Wilmington feeling queasy about their association with the ski resort. Members of the Sackler family — whose pharmaceutical company, Purdue Pharma, makes the opioid OxyContin — have in recent years become the largest shareholders of publicly traded Peak Resorts, Mount Snow's owner."[2]

The Washington Post

Purdue Pharma family profits from sale of ski resorts in regions plagued by opioid addiction

"'It is clear that the Sacklers withdrew a huge amount of money from Purdue Pharma,' said New Hampshire Associate Attorney General James Boffetti, who is the state's lead attorney in lawsuits against Purdue Pharma and individual Sackler family members, including Richard Sackler. 'To the extent that was used for these investments, including in the ski resorts, that is money that they would have only because of this deceptive marketing scheme that they have been running at Purdue.'"

"'That they are trying to . . . make money off that investment in the very state that suffered so severely from their deceit is appalling,' said state Sen. Jeanne Dietsch, of Peterborough."[4]

#boycottmountsnow #boycottmountsnow

1. Deerfield Valley News, Peak Resorts' largest investor has ties to opioid manufacturer, 4/4/2019
2. The Boston Globe, The Sackler family's involvement in Mt. Snow stirs Controversy, 5/6/2019
3 : VTDigger, Sackler family has largest stake in Mount Snow's parent company, 4/18/19
4. : The Washington Post, Purdue Pharma family profits from sale of ski resorts in regions plagued by opioid addiction, 9/29/2019
5. Summer Road Investor Presentation 4/6/2026

ingles

3

What Sacklers' Summer Road Fails to Disclose to Ingles Shareholders

...Summer Road's Own Principals Have Testified to the Critical Business Relationships Lost and Meaningful Business Risks Associated with the Sacklers



FRANK S. VELLUCCI

Summer Road's General Counsel and Participant in Solicitation Against Ingles

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

In re PURDUE PHARMA L.P., et al., Debtors.	Chapter 11 Case No. 19-23649 (RDD) (Jointly Administered)

MEMORANDUM OF DECISION ON REMAINING PORTION OF MOTION TO UNSEAL FILED INFORMATION

EVEN SUMMER ROAD'S GENERAL COUNSEL HAS TESTIFIED UNDER OATH ABOUT THE KIND OF HARM WE BELIEVE THE SACKLERS POSE FOR INGLES' BUSINESS

"Mr. Vellucci similarly testified that he was informed that **seven financial institutions terminated their banking or broker-dealer relationships** with the Richard Sackler family and associated business entities... these actions were motivated by concerns **over the risk that such relationships would become public to the detriment of their business**"

"Mr. Vellucci further testified that after publication of a **Richard Sackler family investment** in a ski resort in Spring 2019, there were **calls for boycotts** of the resort."

Boycott any of the Peak "resorts"
04-21-2019, 08:23 AM #1

Not that many here aspire to ski at most of them. Although I enjoy a day at Hunter every few years, when it actually snows in the Catskills.



Sackler family has largest stake in Mount Sn...
https://vtdigger.org/2019/04/18/family-tie...

The Sackler family, which has been sued for fueling the nation's opioid epidemic, now holds about 13% of the common stock in Pea...

04-21-2019, 08:28 AM

Will customers now get a free crippling heroin addiction with each season pass? A nice 10 pack of Oxy to get the zombie ball rolling?

04-21-2019, 12:41 PM

While I usually try to make a ski trip out to Ohio at least twice a year, I'm in on the boycott.
It sucks to suck.

04-21-2019, 12:07 PM

I'm up for the boycott. Where's Mt Snow?

If our customers turned away from Ingles in protest, and if we lost even 5% of sales, it would significantly impact Ingles' business — costing us ~$250M of sales and ~$8.8M in profits.

ingles

Source: U.S. Bankruptcy Court, Southern District of New York, Memorandum of Decision, Aug 9, 2021
Source: Teton Gravity Research, Boycott any of the Peak "resorts," Apr 2019

4

 What Sacklers’ Summer Road Fails to Disclose to Ingles Shareholders  The Sacklers Appear to Have Received Preferential Treatment at Peak Resorts While Their Employee Rory Held Served on the Peak Resorts Board  Sacklers’ Summer Road investment in Peak Resorts was marred with transactions that appeared to have shown preferential treatment to the Sacklers — serving the Sacklers’ Summer Road’s interests at the expense of other Peak Resorts shareholders  In Sept 2018, to fund an acquisition, Peak Resorts relied on a loan from, and new preferred equity issuance to, the Sacklers’ Cap 1 – both on preferential terms to the Sacklers’ Cap 1  $50M, two-year secured term loan, which we understand could have been at an above market interest rate1,2  $20M preferred stock and warrants to the Sacklers’ Cap 1 giving the Sacklers the right to increase their investment under certain circumstances, possibly leading to eventual voting control  There is no public evidence we are aware of to suggest that Peak Resorts sought competitive funding options from other sources  Cold comfort…Peak did caution that moving forward with the agreement contained a number of risks, including that Cap 1 could have the ability to control the outcome of future votes — which Cap 1 in fact later did  https://www.sec.gov/Archives/edgar/data/1517401/000114420418050456/tv503340_8k.htm  https://fred.stlouisfed.org/data/MPRIME

What Sacklers' Summer Road Fails to Disclose to Ingles Shareholders

Summer Road's Investment in Peak Resorts Was Made with Money that was Not Honestly Earned

Sacklers' Summer Road pats itself on the back, citing profits from their investment in Peak Resorts as a reason Ingles' shareholders should support them

Sacklers' Summer Road fails to disclose, however, that these gains were seen as dirty money, originally made on the misery of the people and communities that were harmed by the Sacklers' Purdue Pharma

The Deerfield Valley News

Peak Resorts' largest investor has ties to opioid manufacturer

"What the Sackler family did through Purdue Pharma with OxyContin, if the allegations stand, they are, if not primarily responsible, ***very responsible for the opioid epidemic in Vermont and the US. And that's reprehensible. It's sad that their money is invested in Peak Resorts. It's money that was not honestly earned."*** - Deerfield Valley Rep. John Gannon

Bloomberg

How the Sackler Family Shifted Billions From Opioids to Trusts

"In one instance, $200 million passed through three Purdue affiliates before reaching partnerships linked to the heirs… ***The payments shine a light on the Sacklers's finances, which authorities are trying to untangle*** *…The family's diverse investments* ***include ski resorts,*** *oil companies and skin-care products. They're held in trusts, holding entities and investment vehicles in jurisdictions such as Delaware and Wyoming. They have names such as Hercules Trust and the somewhat blander BR Holdings Associates LP, as well as family offices* ***like Summer Road LLC, run by David A. Sackler."***

Chicago Tribune

Editorial: The opioid epidemic is getting worse. Don't reward one of the main culprits

"the Sacklers stripped more than $10 billion from their company, Purdue Pharma, and stashed the **Dirty Money** in trusts overseas."

Sources:
Deerfield Valley News, Peak Resorts' largest investor has ties to opioid manufacturer, 4/4/2019
Bloomberg, How the Sackler Family Shifted Billions From Opioids to Trusts, 12/17/2019
Chicago Tribune, Editorial: The opioid epidemic is getting worse. Don't reward one of the main culprits, 12/12/23 ingles

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What Sacklers’ Summer Road Fails to Disclose to Ingles Shareholders  Sacklers’ Summer Road is Viewed as a “Take the Money and Run” Investor  Source: The Washington Post, Purdue Pharma family profits from sale of ski resorts in regions plagued by opioid addiction, 9/29/2019  Sacklers’ Summer Road characterizes itself as a “long-term” investor  However, it was in and out of Peak Resorts’ stock in just four years, stuffing their pockets with money extracted from the same communities where Peak Resorts operated and Purdue Pharma trafficked in OxyContin   The timing of the Sacklers’ exit from Peak Resorts, and the forced exit for all Peak Resorts shareholders, was dictated by the Sacklers’ Summer Road  Notably, Sacklers’ Summer Road’s 5.5-year investment horizon is not long term in the grocery industry  “Mitchell Yeaton is battling a wave of opioid addiction from his counseling center in New Hampshire ski country, just a short drive from two winter resorts that are engines of the local economy…Yeaton and some public officials say it is wrong that Richard Sackler, Purdue’s former chairman and president, and others in his immediate family would profit in a state profoundly harmed by opioid addiction. Some have suggested they share the proceeds with local communities.  ‘Look at the devastation that has been caused here,’’ said Yeaton, the chief executive of White Horse Addiction Center, where doses of the overdose antidote Narcan are mounted on the wall for emergency access. ‘Don’t take the money and run.’’’

 What Sacklers’ Summer Road Fails to Disclose to Ingles Shareholders  Rory Held’s Experience is Inflated and His Record at Peak Resorts Shows He’s No Champion of Good Corporate Governance   Rory Held appointed to Peak Resorts Board in November 2016; Peak Resorts announced sale to Vail Resorts July 2019  Peak Resorts Definitive Proxy Statement, 08/28/18  David Sackler  Throughout their proxy materials, Summer Road and Rory Held tout their involvement with Peak Resorts, attempting to position Rory Held as an “experienced” public company board member  However, the facts tell a different story…  Rory Held  Rory Held was appointed to the Peak Resorts Board in November 2016 solely as the Sacklers’ Summer Road representative  His board service in subsequent periods was assured because he served as the Sacklers’ Summer Road designee   Rory Held served on the Peak Resorts Board for 32 months. This has been his only public company board service1   The sale of Peak Resorts, which Summer Road credits Rory Held for overseeing, was pre-ordained — the Sacklers controlled Peak Resorts as a result of their preferred equity investment in the Company  Rory Held Serves at the Sacklers’ Direction  “Pursuant to an arrangement between Mr. Held and Summer Road LLC, any compensation that would otherwise be payable to Mr. Held for his services as a director of [Peak Resorts] will be paid directly to Summer Road LLC as his employer.”2

 What Sacklers’ Summer Road Fails to Disclose to Ingles Shareholders  Sacklers’ Summer Road Insisted Upon a Controlling Shareholder Governance Structure at Peak Resorts   Related Party Transactions — excerpt from ISS’s 2017 Voting Recommendation1  Related Party Transactions — excerpt from ISS’s 2018 Voting Recommendation  When Sacklers’ Summer Road first invested in Peak Resorts and through all subsequent years until its sale, including when Rory Held served as a Peak Resorts director, the Peak Resorts Board included:  4/7 directors who were affiliated with the Company or its management (including Rory Held would have been 5/7). The Board overall was not considered independent  Many other Peak Resorts governance and compensation provisions were not considered best practice:  A non-independent director on a key Board Committee — the Nominating Committee   Multiple directors who had pledged shares in the Company as security for loans  Majority of directors with related party transactions   Executive compensation:  Was not submitted for consideration by shareholders at any Annual Meeting  Included tax gross-up provisions for several members of Peak Resorts management  In addition to the Board composition and executive compensation, Peak Resorts’ governance provisions were also criticized by ISS because they included provisions that restricted shareholders’ rights  9  “Cap 1” is an entity managed by Sacklers’ Summer Road

 Sacklers’ Summer Road is Bad for Ingles, Bad for the Communities We Serve, Bad for Shareholders, Bad for Associates and Bad for Customers  Protect Your Investment  The Ingles Board unanimously recommends that shareholders vote “FOR” only the Company’s director candidates — Rebekah Lowe and Dwight Jacobs — on the WHITE proxy card TODAY

 This communication includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may address, among other things, the Company’s expected financial and operational results and the related assumptions underlying our expected results. These forward-looking statements are distinguished by use of words such as “anticipate,” “aim,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and the negative of these terms, and similar references to future periods. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to, among other things: business and economic conditions generally in the Company’s operating area, including inflation or deflation; shortages of labor, distribution capacity, and some product shortages; inflation in food, labor and gasoline prices; the Company’s ability to successfully implement its expansion and operating strategies; pricing pressures and other competitive factors, including online-based procurement of products the Company sells; sudden or significant changes in the availability of gasoline and retail gasoline prices; the maturation of new and expanded stores; general concerns about food safety; the Company’s ability to manage technology and data security; the availability and terms of financing; and increases in costs, including food, utilities, labor and other goods and services significant to the Company’s operations. Detailed information about these factors and additional important factors can be found in the documents that the Company files with the SEC, such as Form 10-K, Form 10-Q and Form 8-K. Forward-looking statements speak only as of the date the statements were made. The Company does not undertake an obligation to update forward-looking information, except to the extent required by applicable law.  Additional Information  This communication relates to the solicitation of proxies by Ingles Markets, Incorporated, a North Carolina corporation (the “Company”) in connection with the Company’s 2026 annual meeting of shareholders (the “Annual Meeting”). This is a contested solicitation. On April 1, 2026, the Company filed with the Securities and Exchange Commission (“SEC”) and began mailing to shareholders of record as of March 12, 2026 a definitive proxy statement and WHITE universal proxy card in connection with the Annual Meeting.  BEFORE MAKING ANY VOTING DECISION, SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE COMPANY’S DEFINITIVE PROXY STATEMENT, THE WHITE UNIVERSAL PROXY CARD, AND ANY OTHER PROXY MATERIALS FILED BY THE COMPANY WITH THE SEC, AS THEY CONTAIN IMPORTANT INFORMATION.  Shareholders may obtain the Company’s definitive proxy statement, the WHITE universal proxy card, any amendments or supplements thereto, and other relevant documents filed with the SEC free of charge at the SEC’s website at www.sec.gov. Copies are also available free of charge on the Company’s investor relations website under the “Corporate” tab at www.ingles-markets.com or by contacting Barbara Arnold at barnold@ingles-markets.com.   The Company, its directors, and certain of its executive officers and employees may be deemed to be “participants” in the solicitation of proxies from shareholders in connection with the matters to be considered at the Annual Meeting. Information regarding the identity of these participants and their direct or indirect interests in the solicitation is set forth in the Company’s definitive proxy statement filed with the SEC on April 1, 2026, and may be supplemented in other materials filed with the SEC in connection with the Annual Meeting.  Shareholders are urged to vote “FOR” the Company’s director candidates by using ONLY the Company’s WHITE universal proxy card. Using any other proxy card will revoke prior voting instructions.  Forward Looking Statements